                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - OCTOBER 16, 2002


                         NORTH FORK BANCORPORATION, INC.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)


          DELAWARE                          1-10458                          36-3154608
(State or other jurisdiction        (Commission File Number)               (IRS Employer
     of incorporation)                                                  Identification No.)

275 BROADHOLLOW ROAD
MELVILLE, NEW YORK                                                             11747
(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code: (631) 844-1004

ITEM 5.  OTHER EVENTS

         North Fork Bancorporation, Inc. issued a press release reporting advances in earnings and in substantially all of its key operating performance measurements for the quarter ended September 30, 2002. Net income for the quarter ended September 30, 2002 amounted to $106.8 million or diluted earnings per share of $.66 compared to $84.9 million or diluted earnings per share of $.53 for the quarter ended September 30, 2001. The full text of the earnings release is included herein as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of the Business Acquired.
         Not Applicable

(b)      Pro Forma Financial Information
         Not Applicable

(c)      Exhibits
         99.1     Press Release dated October 16, 2002
         99.2     Press Release dated October 23, 2002

ITEM 9.  REGULATION FD DISCLOSURE

         North Fork Bancorporation, Inc. issued a press release (See Exhibit 99.2) today announcing that it will be presenting at Lehman Brothers First Annual Regional Bank Conference on Wednesday, OCTOBER 23 at 3:05 p.m. (PT). Lehman Brothers has established a Live and Archived Webcast for interested parties to listen to and view North Fork's presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on LEHMAN BROTHERS WEBCAST - OCTOBER 23, 2002. A printable version of the presentation slideshow will also be available on the North Fork website.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      October 23, 2002



NORTH FORK BANCORPORATION, INC.

By:   /s/  Daniel M. Healy



-------------------------------
Daniel M. Healy
Executive Vice President
Chief Financial Officer